Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-3 and related Prospectus of Iteris, Inc. and subsidiaries of our report dated June 17, 2015, relating to the audit of the consolidated financial statements of Iteris, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Iteris, Inc. and subsidiaries for the year ended March 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Irvine, California

September 1, 2017